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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Prime Hospitality Corp. (the "Company") in amendment No. 1, for the registration of $200.0 million of the Company's 8.375% Senior Subordinated Notes due 2012 (the "Notes") and to the inclusion therein of our report dated February 6, 2002, with respect to the consolidated financial statements of the Company.

/s/  Ernst & Young LLP

New York, New York
July 12, 2002